[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                          FERRING PHARMACEUTICALS INC.

                                       And

                                  VYTERIS INC.





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                        LICENSE AND DEVELOPMENT AGREEMENT


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

                                      INDEX

1.      DEFINITIONS

2.      DEVELOPMENT PROGRAM AND LICENSE

3.      LIAISON TEAM

4.      EXCHANGE OF INFORMATION

5.      LICENSE FEES

6.      PAYMENT TERMS

7.      PATENT PROSECUTION AND INFRINGEMENT

8.      INTELLECTUAL PROPERTY

9.      TERM AND TERMINATION

10.     WARRANTIES, REPRESENTATIONS, INDEMNIFICATION AND INSURANCE

11      ASSIGNMENT

12.     INDEPENDENT CONTRACTORS

13.     NOTICES

14.     ENTIRE AGREEMENT

15.     SEVERABILITY

16.     REGISTRATION

17      GOVERNING LAW

18      DISPUTE RESOLUTION

19.     EXECUTION IN COUNTERPART

This agreement (hereinafter "Agreement") made as of the ____  day of, 2004
BETWEEN

(1) FERRING PHARMACEUTICALS INC, a company duly organized under the laws of State of Delaware and having its principal place of business at 400 Rella Boulevard, Suite 300, Suffern, NY 10901 (hereinafter "Ferring")

AND

(2) VYTERIS INC., a company duly organized under the laws of the State of Delaware and having its principal place of business at 13-01 Pollitt Drive, Fair Lawn, NJ 07410, USA (hereinafter "Vyteris")

WITNESSES THAT
WHEREAS:

(A) Vyteris is the owner of all right, title and interest in certain Vyteris Patents identified in Appendix A hereto and Know-How relating to an iontophoretic drug delivery system that can be used for the [*] delivery of drugs; and

(B) Ferring and Vyteris wish to jointly contribute to the development of a commercial product that uses the [*] delivery system for the delivery of [*], under the terms of the obligations and rights set forth herein;

NOW THEREFORE, in consideration of the covenants and obligations expressed below and intending to be legally bound,

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.      DEFINITIONS

1.01 "ADVERSE EVENT" means any untoward medical occurrence in a patient or clinical investigation subject to whom a pharmaceutical product has been administered, and which does not necessarily have to have a causal relationship with this treatment.

1.02 "AFFILIATE" means any corporation, firm or other entity whether de jure or de facto which directly or indirectly owns, is owned by or is under common control with a party to this Agreement to the extent of at least 50% of the equity (or such less a percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction having the right to vote on or direct the affairs of the entity) and any persons, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this agreement.

1.03 "DEVELOPMENT PLAN" means the product development work plan created as a timeline that includes major non-clinical and clinical phases of development and study, manufacturing plans and regulatory milestones, as set forth in Appendix B.

1.04 "DEVELOPMENT PROGRAM" means the development work performed by Ferring and Vyteris pursuant to the Development Plan.

1.05 "DEVICE" means a delivery system consisting of an iontophoretic patch and a control unit for the iontophoretic administration of [*].

1.06 "EFFECTIVE DATE" means the date as of which this Agreement is effective which shall be the date first written above.

1.07 "FERRING BACKGROUND IP" means all Intellectual Property that is both (a) owned or controlled by Ferring (i) as of the Effective Date or (ii) during the term of the Development Program, but which is not developed or acquired by Ferring in the conduct of the Development Program; and
        (b) relates to the Product and could reasonably be used in the conduct of the Development Program.

1.08 "FERRING COLLABORATION IP" means all Intellectual Property created, made, developed, conceived or reduced to practice solely by the employees, consultants or agents of Ferring during, and in the conduct of, the Development Program.

1.09    "FERRING IP" means all Ferring Background IP and Ferring Collaboration
        IP.

1.10 "FORCE MAJEURE" means any significant unexpected event that is beyond the reasonable control of a party for which such party cannot reasonably have been expected to have taken account as of the Effective Date, which significantly delays the Development Plan beyond the timings that are set out in Appendix B and including, but without prejudice to the foregoing generality, events resulting from an act of God, lightning, fire, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lock-out or other industrial disturbance, act of the public enemy, war declared or undeclared; threat of war; terrorist act; blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining any raw materials, energy or other supplies, explosion, fault or failure of plant or machinery (which could not have been prevented by good industry practice); government restraint, act of legislature or a directive or requirement of the competent authority affecting a party or its subcontractor providing that such party or its subcontractor's lack of funds shall not be interpreted as a cause beyond such party's reasonable control.

1.11    [*]

1.12 "IMPROVEMENT" means any enhancement to Ferring IP or Vyteris IP, as the case may be, based on and arising from exposure to such Intellectual Property and made during the conduct of the Development Program, including enhancements made to such Improvements during the conduct of the Development Program.

1.13    "INFORMATION" means any and all:

        (a) information relating to the business affairs, finances or commercial interests of a party which is disclosed pursuant to this Agreement in whatever form;

        (b)     Know-How;

        (c)     samples of Materials provided for testing;

        (d) results of any tests performed with samples of Materials or Device;

        (e) such other written information whether provided in printed, hand-written, electronic or any other form, either party deems confidential that is provided to the other party in writing and marked "Confidential" or which is the subject matter of oral discussions that will be summarized and agreed by the parties within thirty days after each discussion, such summaries also to be marked "Confidential".

1.14 "INTELLECTUAL PROPERTY" means, collectively, all intellectual property rights (whether or not patented or patentable) including, but not limited to, algorithms, approvals, certifications, chemical compounds, conceptual expressions, copyrights, trademarks, data, designs, formulae, ideas, improvements, inventions, Know-How, Patent Rights, prototypes, supply sources, tests and test results,., together with that portion of all media (whether in human or machine readable form) containing any expression of such intellectual property rights, which directly or indirectly relate to the development, registration, manufacture or use of the Product.

1.15 "JOINT COLLABORATION IP" means all Intellectual Property created, made, developed, conceived or reduced to practice jointly by the employees, consultants or agents of Vyteris and the employees, consultants or agents of Ferring during, and in the conduct of, the Development Program.

1.16 "KNOW-HOW" means technical and other information that is not in the public domain, including information comprising or relating to concepts, discoveries, data designs, formulae, ideas, information relating to Materials, inventions, methods, models, assays, research and/or development plans, procedures, designs for experiments and tests and results of experimentation and tests (including results of research or development), processes (including manufacturing processes, specifications and techniques) laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information containing submissions to and information from ethics committees and Regulatory Authorities.

1.17 "LAUNCH" means the date on which a Product developed hereunder is offered for sale commercially to the medical community in the United States of America, other than by way of participation in or for use in a clinical trial.

1.18 "LIAISON TEAM" means those Vyteris and Ferring personnel designated in accordance with Section 3.01.

1.19 "MATERIALS" means any chemical or biological substance, device or delivery system, made available by one party to the other pursuant to this Agreement and including any:

        (a)     organic chemical or inorganic element or compound;

        (b) protein including peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody;

        (c)     prodrug, drug or metabolite; or

        (d)     assay or reagent.

1.20. "Months Cash" means the ratio which results from dividing (a) the average daily cash balances for the month plus any receivable from Ferring at month-end by (b) the monthly average of cash flow for that month and the preceding two months, which ratio shall be reported to Ferring within 10 calendar days of the end of the month, accompanied within a further five days by the month's financial statements.

1.21 "NET SALES" means the gross sales of the Product by Ferring, its Affiliates and its sublicensees to unrelated third party customers, less the following deductions (consistent with United States generally accepted accounting principles) to the extent and only to the extent such amounts were actually given or incurred and relate specifically to the Product (with pro-ration of such amounts so that the amount applies solely to the Product): (i) direct or indirect credits and allowances or adjustments granted to such customers on account of price adjustments, government or other rebates (e.g. Medicare or Medicaid rebates), rejections, or returns in respect of the Product previously sold; (ii) any trade or cash discounts, rebates, charge-backs or administrative fees or other price reductions granted to customer or to third parties (such as pharmaceutical benefit management companies) who are not customers but who are involved in the acquisition, dispensing or utilization, management of prescription ; and (iii) any sales or other like taxes (but specifically excluding any taxes based on net income) imposed upon the sale of the Product to the extent included in the gross sales price (e.g., Value Added Tax).

        Ferring agrees not to use the Product as a loss leader. Ferring also agrees that if it prices the Product in order to gain or maintain sales solely of its other products, then for purposes of calculating the payments due hereunder, the Net Sales shall be adjusted to reverse any discount which was given to a customer that was in excess of customary discounts for the Product (or, in the absence of relevant data for the Product, other similar products under similar market conditions),

1.22 "VYTERIS PATENTS" means all patents and patent applications that are or become owned by Vyteris or to which Vyteris has now or in the future the right to grant licenses that generically or specifically claim the Device or Product, a process for manufacturing the Device or Product, an intermediate used in such a process or a use of Device or the

        Product. Included within the definition of VYTERIS Patents are all continuations, continuations in part, divisions, patents of addition, reissues, renewals or extensions thereof and all Supplementary Patent Certificate and similar rights. Also included within the definition of Vyteris Patents are any patent or patent applications that generically or specifically claim any improvements to the Device or Product or manufacturing processing required or useful for production of the Device or Product that are developed by Vyteris or regarding which Vyteris has the right to grant licenses now or in the future during the term of this Agreement. The current list of patent applications and patents encompassed within Vyteris Patents is set forth in Appendix A attached hereto.

1.23 "PATENT RIGHTS" means United States and/or foreign patents and patent applications, including all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof together with any supplementary protection certificates granted thereon and any similar rights.

1.24 "PRODUCT" means any product which is developed hereunder comprising [*] and control unit for such [*] for any indication.

1.25 "REGULATORY AUTHORITY(IES)" means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing and sale of a therapeutic product in any country, including the United States Food and Drug Administration.

1.26 "VYTERIS BACKGROUND IP" means all Intellectual Property that is both (a) owned or controlled by Vyteris (i) as of the Effective Date or (ii) during the term of the Development Program, but which is not developed or acquired by Vyteris in the conduct of the Development Program; and
        (b) relates to the Product and could reasonably be used in the conduct of the Development Program.

1.27 "VYTERIS COLLABORATION IP" means all Intellectual Property created, made, developed, conceived or reduced to practice solely by the employees, consultants or agents of Vyteris during, and in the conduct of, the Development Program.

1.28    "VYTERIS IP" means all Vyteris Background IP and Vyteris Collaboration
        IP.

2.      DEVELOPMENT PROGRAM, LICENSE AND DISTRIBUTION

2.01 (A) Vyteris hereby grants to Ferring an exclusive worldwide license to develop, market, manufacture and distribute the Product ("License") (with the right to grant sublicenses to co-marketers or distributors). This License shall be deemed to include the right to develop, manufacture, market and distribute Products that incorporate any subsequent improvements made by Vyteris to its iontophoretic patch technology for the [*] during the term of this Agreement. The exercise by Ferring of its rights under the License to develop or manufacture the Product shall be subject to its continuing obligation to make the payments to Vyteris required under Section 5.05. In consideration of the License granted to Ferring hereunder, Ferring represents, warrants, covenants and agrees to and with Vyteris that during the term of this Agreement and in furtherance of its duties and obligations under this Agreement, it shall: (a) use commercially reasonable efforts to distribute and promote the sale of the Products in the United States upon the receipt of marketing authorization from the FDA, including, without limitation, maintaining adequate sales personnel and facilities with respect to the Product in the United States and using commercially reasonable efforts to solicit new customers and to maintain existing customers for the Product in the United States; and (b) not market or sell in any country any product competitive with the Product that employs iontophoretic technology of the [*].

        (b) Subject to the terms and conditions of this Agreement, Ferring hereby grants to Vyteris, during the term of this Agreement, a worldwide, non-exclusive, royalty-free license, without the right to grant sublicenses under Ferring IP, solely to the extent necessary or appropriate to perform Vyteris's obligations to Ferring under this Agreement, including, without limitation, to conduct the Vyteris activities under this Agreement and in the Development Plan.

2.02 In addition to the information exchanged between the parties through the Liaison Team, Vyteris shall provide to Ferring the periodic knowledge transfers as provided for in Appendix G.

        If at any time after Vyteris commences to supply the Product to Ferring pursuant to the Supply Agreement or with respect to supplies to progress the Development Plan (1) Vyteris shall fail to manufacture and supply the Product to Ferring in accordance with the provisions of this Agreement or the Supply Agreement, such that Vyteris is in material breach of such Supply Agreement or Ferring is in jeopardy of a supply shortage with respect to the Product or (2) Vyteris shall fail to maintain five Months Cash during the Development period and for the first twelve months following FDA approval of the Product, Vyteris shall immediately upon Ferring's request provide copies of the Vyteris manufacturing Know-How to Ferring.

2.03 Vyteris grants to Ferring the right of first negotiation for any other product that it may conceive or to which it may obtain rights for the [*], on the following terms. During the Term, prior to entering into any contract, agreement, term sheet, or understanding with a third party with respect to an [*], Vyteris shall provide written notice to Ferring of its intent to solicit and engage in negotiations with third parties with respect to an [*] (the "Opportunity Notice"), which Opportunity Notice shall include information in reasonable detail sufficient to enable Ferring to make an informed decision with respect to such [*]; provided, however, that this Section 2.03 shall not prevent Vyteris from participating at any time in general discussions or negotiations with third parties with respect to an [*]. If Ferring notifies Vyteris in writing within sixty (60) days of receipt of the Opportunity Notice (the "Opportunity Response Period", such notice, the "Opportunity Response") that it has a bona fide interest in discussing a collaboration with Vyteris with respect to such [*], Vyteris and Ferring shall enter into good faith negotiations on an exclusive basis, on such terms as may be mutually agreeable. If (a) Ferring does not indicate during the Opportunity Response Period that it is interested in discussing such [*], (b) Ferring indicates in writing during the Opportunity Response Period that it has no interest in such [*], or (c) Ferring indicates such an interest during the Opportunity Response Period but Ferring and Vyteris are unable, after good faith negotiations, to reach mutual agreement and execute a definitive agreement with respect to such [*] within one hundred eighty (180) days from the date of the Opportunity Response (or such extended period as may be approved in writing by Vyteris and Ferring), Vyteris shall be thereafter free to undertake detailed negotiations regarding key terms and enter into a transaction (including execution of a definitive agreement) relating to such [*] with a third party(ies). Vyteris shall not be obligated to reveal to Ferring the identity of any third party involved in any such transaction, but shall not for a period of one year after terminating discussions with Ferring, whether by expiry of the Opportunity Response Period or otherwise, agree terms more favorable to a third party than those previously offered to Ferring.

2.04 During the term of the Agreement, the parties shall carry out the Development Plan as set out in Appendix B. Vyteris will provide Ferring with an annual and three year development plan and budgets. Ferring will review and approve the budgets on an annual basis. Ferring will fund [*] of Vyteris' approved annual development budget, and shall pay its share of the estimated development costs as set forth in the annual budget to Vyteris on a monthly basis in arrears. No later than January 30th of each succeeding year, the Parties shall reconcile the actual development costs incurred by Vyteris in the preceding year with the annual budget for that year. If the actual development costs incurred by Vyteris were less than the approved annual budget for such year, Vyteris shall by February 28th of the following year issue a credit to Ferring equal to the amount by which Ferring's payments to Vyteris for that year past exceeded [*] of the actual development costs incurred by Vyteris for that year. If the actual development costs incurred by Vyteris were greater than the approved annual budget for such year, Ferring shall by February 28 of the following year pay Vyteris an amount sufficient to make up for the shortfall by which Ferring's payments to Vyteris were less than [*] of the actual development costs incurred by Vyteris for that year; provided, however, that any deviation in excess of ten percent (10%) of the approved annual budget for any year other than such deviation as may result from a Force Majeure or the request or fault of Ferring will be funded in total by Vyteris. All Vyteris' costs will be based on the costing methodology set forth in Appendix D, and will exclude capital expenditure Ferring shall have no liability with respect to any capital expenditure incurred by Vyteris. Excess costs arising from a Force Majeure shall be subject to BONA FIDES discussions between the Parties with the intent of establishing an equitable solution.

2.05 It is the intention of the Parties that the Product conforms to the attributes set out in Appendix E.

2.06 Ferring is responsible at its sole expense for submitting, holding and maintaining all drug and device marketing authorizations (e.g. NDA, IND, 510k). Vyteris is responsible at its sole expense for creating, submitting, holding and maintaining all device master files ("DMF"). Ferring is responsible at its sole expense for coordinating and managing regulatory authority requests related to the Product. Vyteris, however, will undertake any additional work reasonably requested by Ferring, in support of regulatory requests that pertain to Vyteris' areas of responsibility with respect to the Product, E.G., testing, regulatory meetings, etc., with the costs of such additional work to be shared by the Parties on an equal basis. To the extent Ferring requests that Vyteris undertake additional work related to or arising from clinical trials or other regulatory requirements, or any additional work arising after marketing approval of the Product by the FDA, the costs of such work shall be at Ferring's expense, and Vyteris shall in good faith undertake such work.

3.      LIAISON TEAM

3.01 To facilitate communication and close co-operation, in particular in relation to timelines, budgets and planning, each party shall appoint to a Liaison Team such members of its staff that the party in its sole discretion deems appropriate. The Liaison Team shall meet as required at the reasonable request of either party so long as a relationship between the parties continues in relation to the Product. The parties will endeavour in good faith to maintain continuity in the staffing of the Liaison Team, but neither party shall have the right to approve the other party's staffing decisions. The Liaison Team will review product development, manufacturing, regulatory issues, clinical trials, and commercialization plans on a semi-annual basis. Notwithstanding the foregoing the Liaison Team will not have decision -making authority.

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

4.      EXCHANGE OF INFORMATION

4.01 Promptly after the Effective Date, Vyteris and Ferring shall meet to discuss the scope and contents of a mutual exchange of Know-How relevant to the Product and the development thereof, and shall, upon reaching agreement, promptly exchange such Know-How. Thereafter each of the parties shall periodically meet to discuss the exchange of any further Know-How which may become known to them. During the course of the performance of the Development Program hereunder, compliance with this Section shall be by regular updates to the members of the Liaison Team.

4.02 With respect to Adverse Events arising during clinical trials, Ferring shall be solely responsible for reporting to the appropriate authorities.

4.03 During the term of this Agreement and for 10 (ten) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, neither party shall reveal or disclose to any third party any Information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement, without first obtaining the written consent of that other party, except as may be otherwise provided herein, or (a) as may be required for purposes of investigating, developing, manufacturing or marketing the Product, or (b) for securing essential or desirable authorizations, privileges or rights from governmental agencies, or (c) as required to be disclosed to a government agency, or
        (d) as necessary to file or procure patent applications relating to the Product, or (e) to carry out any litigation concerning the Product or Device. Consent or the reason for refusal shall be provided in a prompt and timely manner. This obligation of confidentiality shall not apply to such Information that is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a third party having the right to do so, or is subsequently independently developed by employees or contractors of the receiving party or Affiliates thereof who have no knowledge of the confidential information disclosed. The parties shall take reasonable measures to ensure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

4.04 Nothing herein shall be construed as preventing either party from disclosing any Information received from the other party to an Affiliate, sublicensee, distributor or sub-contractor of the receiving party, provided that such Affiliate, sublicensee, distributor or sub-contractor has undertaken a similar obligation of confidentiality with respect to the Information.

4.05 In the event that a court or other legal or administrative tribunal directly or through an appointed master, trustee or receiver assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal:

        (i) that Information received from the other party under this Agreement remains the property of the other party; and

        (ii)    of the confidentiality obligations under this Agreement.

        In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Information and to ensure that the court, other tribunal or appointee maintains such Information in confidence in accordance with the terms of this Agreement.

4.06 No public announcement or other disclosure to third parties concerning the structure or terms of this Agreement or any work being carried out hereunder or the results of such work shall be made either directly or indirectly by any party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure, which approval and agreement shall not be unreasonably withheld. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release and shall provide the other party with a written copy thereof to allow such other party to comment upon such announcements or disclosure; provided, however, that the contents of any public announcement, press release or similar publicity which has been reviewed and approved can be subsequently re-released by either party in any form without a requirement for re-approval provided the re-releasing party advises the other party prior to publication of the re-release and identifies the media in which it is to be published.

4.07 Ferring and Vyteris agree that they shall issue a joint press release in a mutually agreeable form on an agreed upon date no later than seven (7) days after January 1, 2005.

4.08 Pursuant to an agreement to maintain confidentiality, any party may discuss the terms of this Agreement with, or provide a copy of this Agreement to, its accountants, its attorneys and its current, future or potential investors or shareholders save that disclosure to potential investors shall require the prior written consent of the other party, which shall not unreasonably be withheld.

4.09 Either party may discuss the general terms of this Agreement with, but not provide a copy of this Agreement or a redacted copy of this Agreement to, a current, future or potential investor or shareholder who does not execute an agreement to maintain confidentiality, provided that
        (i) after a preliminary conversation, such party has used commercially reasonable efforts to have such investor or shareholder execute an agreement to maintain confidentiality and (ii) any disclosure pursuant to this Section 4.09 may not include the name of the other party, or the specific financial terms of this Agreement (in each case, unless and until such information is otherwise publicly disclosed).

4.10 Each party agrees that it shall co-operate fully with the other with respect to all disclosures regarding this Agreement to or public disclosures as required by, the U.S. Securities Exchange Commission, and any other governmental or regulatory agencies, provided that the disclosing party uses commercially reasonable efforts to seek confidential treatment for any Information of either party included in any such disclosure.

4.11 Neither during the continuance of the Development Plan, nor for a period of 12 (twelve) months thereafter, shall Vyteris submit for written or oral publication any manuscript, abstract or the like which includes data or other information generated in the course of the Development Plan or otherwise provided by Ferring and relating to the Development Plan without first obtaining the prior written consent of Ferring, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications and presentations by acknowledgment or co-authorship, whichever is appropriate.

4.12 Nothing in this Agreement shall be construed as preventing or in any way inhibiting either party from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of the Product in any manner that it reasonably deems appropriate including, for example, by disclosing to regulatory authorities Information or other information received from the other party or third parties.

5.      LICENSE FEES

5.01 Ferring will pay Vyteris US dollars two hundred and fifty thousand ($250,000) on or before December 31, 2004.

5.02 Ferring shall make further non-creditable, non-refundable payments to Vyteris on the occurrence of the following events:

        (i) US dollars two hundred and fifty thousand ($250,000) upon Successful Development (as defined in Appendix E) [*].

        (ii) US dollars two million five hundred thousand ($2,500,000) upon election to initiate Phase II trials pursuant to Section 5.04.

        (iii) US dollars three million five hundred thousand ($3,500,000) upon election to initiate Phase III trials pursuant to Section 5.04.

        (iv) US dollars two million ($2,000,000) upon the first submission in the United States of the NDA or approval by a Regulatory Authority (including pricing approval) in the United Kingdom, France Germany, Spain or Italy of an application to market the Product.

        (v) US dollars five hundred thousand ($500,000) upon Ferring's receipt of FDA approval to market the Product.

5.03 In the event that Vyteris fails to maintain at least three Months Cash at all times during the period of the Development Plan, Ferring shall be entitled to consider this Agreement terminated and shall have no further obligation to make payments to Vyteris under Sections 2.04, 5.01 or 5.02 of this agreement or to incur any other expense with respect to this Agreement or the Development Plan.

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

5.04 With respect to the initiation of Phase II and Phase III clinical trials, and the associated payments set out in 5.02 (ii) and (iii) above, Ferring shall:

        (a) within 150 days after completion of the final subject of the Phase I clinical trials, provide written notice to Vyteris that Ferring elects to proceed to Phase II clinical trials, and shall make the payment under Section 5.02(ii) within thirty (30) days after such election; and

        (b) within 150 days after completion of the final patient in the Phase II clinical trials, provide written notice to Vyteris that Ferring elects to proceed to Phase III clinical trials, and shall make the payment under Section 5.02(iii) within thirty
                (30) days after such election.

        The time limits set in (a) and (b) of this Section may be extended in the event of a Force Majeure or in the event that Ferring encounters:
        (i) an unexpected event any part of the Development Plan which requires evaluation, clinical or pre-clinical work not anticipated in the Development Plan before the next phase of development can be commenced; or (ii) any significant and unexpected change in legal regulatory requirements in a country in which conduct of some part of the Development Plan is envisaged which come into existence after the Effective Date and that requires additional time with which to comply before the next phase of development can be commenced (e.g. a new requirement for Development Plan in specific patient sub groups). With respect to subsection (i) of this Section 5.04, the Liaison Team shall in the first instance discuss and decide whether further evaluation, clinical or pre-clinical work not anticipated in the Development Plan is necessary before the next phase of development can be commenced. In the event that the Liaison Team cannot agree as to the need for such a delay in the commencement of the next phase of development within twenty-eight
        (28) days, the issue shall be considered a "dispute" within the meaning of Appendix C hereof, and the additional procedures set forth in Appendix C shall be followed for resolving the issue.

5.05 In addition to the payments required under Sections 5.01 and 5.02, Ferring shall also make the following payments to Vyteris:

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

        (a) For a period of 12 months from the date on which Ferring is first granted marketing approval to sell the product in any country, Ferring shall pay to Vyteris a revenue share percentage based on Net Sales as follows:

                [*]

        (b) In each subsequent twelve month period the revenue share percentage that shall be paid by Ferring to Vyteris shall be as follows:

                [*]

5.06 The obligation of Ferring pursuant to Section 5.05 to make revenue share payments to Vyteris for sales by Ferring of the Product shall expire on the [*] of the Launch, whereupon Ferring's License hereunder shall be deemed fully paid up. Ferring shall be obligated to make revenue share payments to Vyteris pursuant to Section 5.05, whether or not Ferring obtains supplies of Product from Vyteris.

6.      PAYMENT TERMS

6.01 Payments due under Sections 5.05 or 9.08 shall be calculated quarterly on a calendar basis and shall be payable within 30 (thirty) days of the end of the relevant quarter. Each remittance shall be accompanied by a true accounting of all Net Sales and sales by sub-licensees or co promoters and any other information, relevant to demonstrating Ferring's calculation of Net Sales.

6.02 Any taxes, levies or other duties paid or required to be withheld by the paying party on account of monies payable to the receiving party under this Agreement shall be deducted from the amount of monies otherwise due. The paying party shall secure and send to the receiving party proof of any such taxes, levies or other duties withheld and paid by the paying party or its Affiliates, co-promoters, co-marketeers, distributors or sublicensees for the benefit of the receiving party.

6.03 The receiving party with respect to any revenue share payment or other payment hereunder shall have the right at its own expense (save as provided below) for an independent certified public accountant or like person reasonably acceptable to the other

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

        party to examine all records including those held by sublicensees and co-promoters relating to Net Sales and sales by sub-licensees and co-promoters and any other relevant information during regular business hours during the life of this Agreement and for two (2) years after its termination, provided however, that such examination shall not take place more than once a year, and shall not cover such records for more than the preceding two (2) years and, provided further that such accountant shall report to said receiving party only as to the accuracy of the payments made to it by the other party under this Agreement. In the event that such inspection reveals a discrepancy in payment for the period audited made in excess of 5%, the inspected party shall pay the accountants' reasonable fees and expenses in connection with the inspection. Any sums found to be owing to either party as a result of the inspection shall be paid over within thirty (30) days.

6.04 All payments due under this Agreement shall be payable in US dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, any obligation to make payments based on sales in that country shall be suspended until such remittances are possible. The receiving party shall have the right however, upon giving written notice to the other party, to receive payment in that country in local currency.

6.05 Monetary conversion of Net Sales made outside the United States into US dollars shall be calculated using monthly exchange rates as used by Ferring in producing its quarterly and annual accounts as confirmed by Ferring's auditors.

6.06 Either party shall, without prejudice to its other rights, be entitled to charge the other party interest on overdue payments of 2% (two percent) per annum above EURIBOR accruing at a daily rate from the date payment becomes due until payment is made.


7. PATENT PROSECUTION AND INFRINGEMENT

7.01    PATENT PROSECUTION

(a) GENERAL. Each party shall be responsible, at its sole expense and discretion, with the reasonable cooperation of the other party, for the filing, prosecution and maintenance of foreign and United States patent applications covering the Intellectual Property owned by the party. Each party will keep the other advised in confidence of any plans it may have to initiate a patent application in relation to technology reasonably relevant to the subject matter of this Agreement.

(b) PATENT PROSECUTION. During the Term Vyteris shall, at its sole expense, file, prosecute, maintain and defend in the applicable patent office the Vyteris Patents, if such rights are available, in the countries listed in Appendix F ("Designated Countries"), and shall control all filings and actions in relation to such Vyteris Patents. Vyteris shall file and prosecute to obtain extensions of all Vyteris Patents in any Designated Country in which such extensions are available. Notwithstanding the foregoing, Vyteris shall not be required to file, maintain or defend any patent or to obtain any extensions of any Vyteris Patents where Vyteris does not believe that such activities are commercially justified, except that Vyteris shall not, without Ferring's prior written consent, abandon
        (i) any currently issued Vyteris Patents, or (ii) any patent applications detailed in Appendix A or (iii) petitions for extensions of Vyteris Patents. Vyteris shall promptly notify Ferring, and Ferring shall have the right, at its expense, to undertake such activities, Vyteris shall assist Ferring as reasonably requested by Ferring and at Ferring's expense, in the event Ferring determines to undertake such activities. Ferring may ask Vyteris to file, prosecute and monitor Vyteris Patents in countries other than those listed in Appendix F, but in such instances all associated out of pocket expenses shall be paid by Ferring.

(c) Joint Collaboration IP. The Parties shall jointly make all decisions regarding whether and how to file, prosecute and maintain any Patent Rights in any Joint Collaboration IP, including without limitation, which party shall or may take the lead role in the filing, prosecution or maintenance of such Joint Collaboration IP Patent Rights, In the event that either party declines to file, prosecute or maintain such Joint Collaboration IP Patent Rights, the Parties shall agree whether to allow any such Joint Collaboration IP Patent Rights to lapse, or whether to abandon any such Joint Collaboration IP Patent Rights before all appeals within the respective patent office have been exhausted or whether one party should be permitted to pursue the patenting opportunity alone; provided, however, that, in the event of a dispute with respect to any such decisions that the parties are unable to agree to, mutually acceptable outside patent counsel not regularly employed by any party or their Affiliates shall be retained to resolve such dispute by mediation and in .

(d) Cooperation and Assistance. The parties agree to cooperate with each other and render all reasonable assistance as may be necessary to support any patent application filed by the other party under this
        Section 7.01, including, but not limited to, consulting and coordinating with each other on any such patent filing activities to ensure that any Patent Rights or confidential Information are not unduly compromised.

7.02.   PATENT ENFORCEMENT

(a) Initial Rights. Ferring shall have the initial right, but not the obligation, at its cost to bring any legal action related to infringements of the Vyteris Patents or Joint Collaboration IP Patent Rights that impact adversely on the enjoyment by Ferring of the License granted hereunder. Vyteris shall have the right, but not the obligation, at its cost to bring any other infringement action associated with the Vyteris Patents or the Joint Collaboration IP Patent Rights. Vyteris may at any time join in any infringement action brought by Ferring under the Vyteris Patents or the Joint Collaboration IP Patent Rights, and may be represented by counsel of its choice, but control of such action shall remain with Ferring. Vyteris shall join in any infringement proceeding as a party at Ferring's request in the event that an adverse party asserts, or Ferring determines in good faith, that a court or other legal body lacks jurisdiction based on Vyteris' absence as a party in such proceeding, or with respect to Joint Collaboration IP Patent Rights where such joinder is necessary or desirable to proceed with such claim.

(b) STEP-IN RIGHTS. If within ninety (90) days after having been notified of a relevant alleged infringement, Ferring has been unsuccessful in persuading the alleged infringer to desist and has not brought and will not be diligently prosecuting an infringement action, or if Ferring notifies Vyteris at any time prior thereto of its intention not to bring suit against any alleged infringer, then Vyteris shall have the right, but not the obligation, to prosecute at its own expense any action with respect to such infringement of the Vyteris Patents or the Joint Collaboration IP Patent Rights. The total cost of any such infringement action commenced or defended solely by Vyteris will be borne by Vyteris, and Vyteris shall be entitled to keep any recovery or damages recovered therefrom.

        Ferring shall join in any such infringement action as a party, at the request and expense of Vyteris, in the event that the court rules or other laws then applicable shall require the joinder of Ferring for purposes of prosecuting such infringement action, or if the joinder of Ferring is necessary under patent laws to pursue lost profits or other damages or relief against the third party.

(c) COSTS. Each party shall unless otherwise stated in this Section 7 assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 7, including, without limitation, the fees and expenses of such party's counsel.

(d) RECOVERIES. Any recovery obtained by either party as a result of any proceeding described in Section 7.02(a) or from any counterclaim or similar claim asserted in a proceeding described in Section 7.02(g), by settlement or otherwise, shall be applied as follows: First, to reimburse each party for all litigation costs incurred in connection with such proceeding paid by that party (on a pro rata basis based on each party's respective litigation costs, to the extent the recovery was less than all such litigation costs); and Second, the remainder of the recovery shall be paid 80% to Ferring and 20% to Vyteris.

(e) COOPERATION; SETTLEMENTS. In the event that any party takes action pursuant to this Section 7.02, the other party shall cooperate with the party so acting to the extent reasonably possible, including the joining of suit as required by this Agreement or as otherwise desirable and, to the extent possible, make available relevant records, papers, information, samples, specimens, and the like. No party participating in such suit shall settle or compromise any claim or proceeding relating to another party's rights without obtaining the prior written consent of such other party.

(f) DECLARATORY JUDGMENT. In the event that a declaratory judgment action or other proceeding alleging invalidity or non-infringement of any of the Vyteris Patents is brought or sought against Ferring, Vyteris, at its option, shall have the right, within thirty (30) days after notice of commencement of such action, to intervene and take over the sole defense of the action at its own expense.

(g) PATENT INVALIDITY CLAIM. If a third party at any time asserts a claim that any of the VYTERIS Patents is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by a party pursuant to Section 7.02(a) or (b), or in an action brought against a party pursuant to
        Section 7.02(f), the general concepts of this Section 7 shall apply to such Invalidity Claim (I.E., Ferring shall have the initial right, and Vyteris shall have a step-in right in the case of claims that impact adversely on the enjoyment by Ferring of the License granted hereunder, to defend such Invalidity Claim). No party shall settle or compromise any Invalidity Claim without obtaining the prior written consent of the other party.

(h) INFRINGEMENT OF THIRD PARTY RIGHTS. In the event that a third party alleges that the Product infringes its intellectual property as a result of the practice of the Vyteris IP, Vyteris shall use its best commercially reasonable efforts at its own expense to resolve the dispute to allow Ferring to continue to enjoy the rights contemplated by this Agreement should. Should Vyteris in its discretion deem a royalty to the third party to be the most appropriate way to resolve the dispute, such royalty shall be paid by Vyteris. If Vyteris is unable to resolve the dispute on commercially reasonable terms, Ferring may in its sole discretion decide that the outcome of the dispute whether by court judgment or settlement is such that continuing the Agreement is no longer in its best commercial interest and shall be entitled to terminate the agreement on the terms set out in Section 9.04.

8.      INTELLECTUAL PROPERTY

8.01 Ferring, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks (excluding Vyteris Trademarks) that Ferring employs in connection with the Product in whatever countries it has marketing rights. It is understood that Ferring may sub-license such marks from Affiliates.

8.02 Vyteris hereby grants to Ferring a non-transferable, royalty free license, which it shall be entitled to exercise at its sole option in any country, to display a trade mark owned by Vyteris and applied by Vyteris generally to the [*] technology it has developed ("Vyteris Trademark") solely with respect to advertising and marketing of the Products purchased, or to be purchased, during the Term by Ferring from Vyteris, and not for any other purpose, in addition to the mark selected by Ferring under 8.01 above. Ferring shall not be entitled to alter any Vyteris Trademark or to transfer any rights relating to any Vyteris Trademark to any third party (saving only rights of use granted to a sublicensee in relation to Product) or to apply any Vyteris Trademark to any other product without the prior written consent of Vyteris. Ferring acknowledges the right, title and interest of Vyteris in the Vyteris Trademark and agrees that any goodwill generated by Ferring's use or display of the Vyteris Trademark will inure to the benefit of Vyteris. Ferring further acknowledges that neither this Agreement nor the use by Ferring of the Trademarks shall create any right, title or interest in or to the Trademarks by Ferring. Ferring shall submit all proposed uses of the Vyteris Trademark to Vyteris for its prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and Ferring further agrees that the nature and quality of all proposed uses of the Vyteris Trademark under the terms of this Agreement shall conform to standards reasonably established from time to time by Vyteris and notice of which is furnished by Vyteris to Ferring. Ferring agrees to cooperate with Vyteris in efforts by Vyteris to facilitate the control of such nature and quality, to permit reasonable inspection of Ferring's uses of the Vyteris Trademark and to provide Vyteris with details regarding such uses as reasonably requested by Vyteris. Ferring agrees to use the Vyteris Trademark only in the form and manner approved by Vyteris, subject to the other provisions hereof. Ferring agrees not to use the Vyteris Trademark in combination with any other trademark or service mark without prior written and signed authorization from Vyteris. This Agreement is not intended to convey and does not convey to Ferring the right to display or use any trademarks or service marks of Vyteris other than the Vyteris Trademark.

8.03    The parties agree that, subject to the License granted to Ferring under
        Section 2.01 above, the trade mark license granted in Section 8.01 above, and except as otherwise provided in Sections 8.04, 8.05 and 8.06 below, the Device and Product belong solely and exclusively to Vyteris.

8.04 Ferring shall own the NDA and all similar regulatory filings related to the Product. Vyteris shall own the DMF and all similar regulatory filings related to the Product.

8.05 As between Ferring and Vyteris, Ferring shall own all Ferring IP and Vyteris shall own all Vyteris IP. Vyteris hereby grants to Ferring an irrevocable, perpetual, non-exclusive, royalty-free, sublicensable license to practice in all fields any Improvement to Ferring IP that is conceived and reduced to practice or developed solely by Vyteris during, and in the conduct of, the Development Program. Ferring hereby grants to Vyteris an irrevocable, perpetual, non-exclusive, royalty-free, sublicensable license to practice in all fields any Improvement to Vyteris IP that is conceived and reduced to practice or developed solely by Ferring during, and in the conduct of, the Development Program. Ferring hereby grants Vyteris an option to take a non-exclusive license under Ferring Collaboration IP other than Improvements to Vyteris IP, for uses other than the [*]. Such option shall be exercised by Vyteris in writing within six months of Ferring's advising Vyteris of the development of such Ferring Collaboration IP. On receipt by Ferring of written notice from Vyteris that it wishes to exercise its option, the parties will enter into good faith negotiations as to the terms of such license. If within six months of starting these negotiations no agreement has been reached by the parties, Ferring shall be free to enter into a license arrangement with a third party but for a further six months shall not offer to a third party terms more favorable to such third party than those last offered to Vyteris.

8.06 All Joint Collaboration IP shall be owned jointly on the basis of an undivided one-half interest by Ferring and Vyteris. Vyteris hereby grants to Ferring an irrevocable, perpetual, exclusive, royalty-free, sublicensable license to practice the Joint Collaboration IP with respect to the [*]. Ferring hereby grants to Vyteris an irrevocable, perpetual, exclusive, royalty-free, sublicensable license to practice the Joint Collaboration IP with respect to the iontophoretic administration of [*]. The parties acknowledge and agree that the termination pursuant to Article 9 of any license granted pursuant to this Section 8.06 shall have no effect other than to terminate any grant of exclusivity under Joint Collaboration IP, and shall not otherwise affect a party's rights as a joint owner of any Joint Collaboration IP.

8.07 Inventorship shall be determined by the parties in good faith in accordance with relevant patent laws. In the event of a dispute regarding inventorship or the ownership of Intellectual Property created or developed during the Development Program that the parties are unable to resolve, mutually acceptable outside patent counsel not regularly employed by any party or their Affiliates shall be retained to adjudicate such dispute.

8.08 Any rights of Ferring not expressly granted to Vyteris under the provisions of this Agreement shall be retained by Ferring and any rights of Vyteris not expressly granted to Ferring under the provisions of this Agreement shall be retained by Vyteris.

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

9.      TERM AND TERMINATION

9.01 This Agreement shall become effective on the Effective Date and shall, unless earlier terminated, continue in effect while any obligation remains on either party to make any payment to the other. Ferring's right to develop, manufacture, market and distribute the Product shall, unless terminated earlier pursuant to Sections 5.03, 7.02(h), 9.02, 9.03, or 9.04, continue notwithstanding the expiration of Ferring's obligation to make revenue share payments, as provided in Section 5.06.

9.02 If either party fails or neglects to perform any material covenant or provision of this Agreement or the Supply Agreement, and if such default is not corrected within sixty (60) days after receiving written notice from the other party with respect to such default, the non-defaulting party shall have the right to terminate this Agreement by giving written notice to the party in default, provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

9.03 Either party may terminate this Agreement if at any time if the other party shall file in any Court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for re-organisation (other than for the purposes of merger or amalgamation) or for an arrangement with its creditors or for the appointment of a receiver or trustee of the party or of its assets or if that party proposes a written agreement of composition or extension of its debts or shall be served with an involuntary petition against it filed in any insolvency proceeding, and such petition shall not be dismissed within 60 (sixty) days after the filing thereof or if such party shall propose or be a party to any dissolution or liquidation or shall make an assignment for the benefit of its creditors.

9.04 Ferring shall be entitled, upon [*] prior written notice to Vyteris, to terminate this Agreement in writing at any time.

9.05 Upon Vyteris's termination of Ferring's rights under this Agreement, in whole or in part, pursuant to 9.02 or 9.03, or Ferring's termination of the Agreement where Ferring gives notice of termination of this Agreement , after December 31, 2004, pursuant to Section 9.04: (a) Ferring shall within thirty (30) days of such termination pay to Vyteris in full all unpaid amounts otherwise due to Vyteris in accordance with this Agreement; (b) all licenses and other rights granted to Vyteris shall, subject to the continued payment to

        Ferring of the amounts provided under Section 9.08, be converted to and continue as exclusive, worldwide irrevocable, perpetual, sublicenseable licenses to develop, make, have made, use, sell, offer to sell, lease, distribute, import and export the Product; (c) all licenses and other rights granted to Ferring hereunder shall be terminated as of the effective date of the termination, excluding any license rights granted pursuant to Section 8.05, which shall remain in effect, but shall be restricted to preclude the practice by Ferring of such rights in the field of the [*]; (cd) Ferring shall grant to Vyteris an irrevocable, perpetual, exclusive, royalty-free, sublicensable license to practice the Joint Collaboration IP with respect to the [*]; (e) Ferring shall cease to use and shall assign to Vyteris all of its right, title and interest in and to all clinical, technical and other relevant reports, records, data, information and materials relating exclusively to the Product and all regulatory filings (including any NDA, 510(k) or similar regulatory filing) relating exclusively to the Product and provide to Vyteris one (1) copy of each physical embodiment of the aforementioned items within thirty (30) days after such termination; (f) Ferring shall cease to use any Know-How, Information or Materials arising under this Agreement to the extent such Know-How, Information or Materials is owned by Vyteris; and (g) Ferring shall promptly return to Vyteris all Information, Vyteris Know-How, and other materials and records in their possession or control relating exclusively to the Product.

9.06 Upon Ferring's giving notice of termination of this Agreement pursuant to Section 5.03 or 9.04 at any time on or before December 31, 2004: (a) all licenses and other rights granted by Vyteris to Ferring hereunder shall be terminated as of the effective date of the termination, excluding any license rights granted pursuant to Section 8.05, which shall remain in effect; (b) Ferring shall cease to use any Know-How, Information or Materials arising under this Agreement to the extent such Know-How, Information or Materials is owned by Vyteris; (c) Ferring shall promptly return to Vyteris all Vyteris Information, Vyteris Know-How, and other materials and records in their possession or control relating exclusively to the Product; (d) all licenses and other rights granted by Ferring to Vyteris hereunder shall be terminated as of the effective date of the termination, excluding any license rights granted pursuant to Section 8.05, which shall remain in effect; (e) Vyteris shall cease to use any Know-How, Information or Materials arising under this Agreement to the extent such Know-How, Information or Materials is owned by Ferring; and (f) Vyteris shall promptly return to Ferring all Ferring Information, Ferring Know-How, and other materials and records in their possession or control relating exclusively to the Product.

9.07 Upon Ferring's termination of this Agreement pursuant to Sections 9.02 or 9.03: (a) all licenses and other rights granted to Ferring shall continue subject to payment of a [*] of Net Sales where termination occurs prior to payment by Ferring of the sum set out in Section 5.02
        (ii), a revenue share of [*] should termination occur after such payment but before payment of the sum set out in Section 5.20 (iv) or revenue shares in accordance with the sums set out in Section 5.05 (a) where termination occurs, thereafter in each case the relevant rate from the date Ferring is first granted marketing approval to sell the Product in any country until the fifteenth anniversary of the launch, (b) all licenses and other rights granted by Ferring to Vyteris to use intellectual property belonging to Ferring shall be terminated as of the effective date of the termination, excluding any license rights granted pursuant to Section 8.05, which shall remain in effect, but shall be restricted to preclude the practice by Vyteris of such rights in the field of the [*]; (c) Vyteris shall grant to Ferring an irrevocable, perpetual, exclusive, royalty-free, sublicensable license to practice the Joint Collaboration IP with respect to the [*]; (d) Vyteris shall cease to use and shall assign to Ferring all of its right, title and interest in and to all clinical, technical and other relevant reports, records, data, information and materials relating exclusively to the Product and the DMF and provide to Ferring one (1) copy of each physical embodiment of the aforementioned items within thirty (30) days after such termination; e) Vyteris shall cease to use any Ferring Know-How, Ferring Information or Ferring Materials arising under this Agreement to the extent such Know-How, Information or Material belongs to Ferring; and shall promptly return such Information, Know-How, and Materials in their possession or control to Ferring.

9.08 Should Vyteris alone or with another partner subsequently commercialise the Product following a termination specified in Section 9.05 a royalty will be payable on Net Sales to Ferring of [*] if the termination occurred after initiation of Phase I but before initiation of Phase II, of [*] if termination occurred before initiation of Phase III and of [*] should termination occur at any other time prior to receipt of marketing authorisation from the FDA.

9.09 Notwithstanding expiration or termination of this Agreement for whatever reason, the terms of Sections 4.03, 4.04, 4.05, 4.12, 5.06, 9.05, 9.06,
        9.07, 9.08, 9.09, 10.03, 10.04, 11,15 17.01, and 19.01, Articles 8, 11,
        and 15, and Appendix C shall survive, and remain in full force and effect.

10.     WARRANTIES, REPRESENTATIONS, INDEMNIFICATION AND INSURANCE

10.01 Vyteris represents and warrants to the best of its belief and knowledge that:

        (a) it owns the entire right, title and interest in, or is an authorized licensee under the Vyteris Patents and Vyteris Know-How (subject to the current security interest in the Vyteris Patents heretofore granted by Vyteris to certain third parties as security for certain financial obligations of Vyteris);

        (b) the entities stated in Appendix H comprise all the security holders over any of the Vyteris Patents.

        (c) it has given or made available to Ferring prior to the Effective Date all information relating to Vyteris Patents, Know-How and the Product in Vyteris' possession or under its control that Vyteris reasonably deems material to this Agreement and will provide to Ferring such additional information as is required by the terms of this Agreement;

        (d) it shall, at all times, comply in all material respects with all applicable laws, rules and regulations and standards applicable to manufacturing and labeling of the Product;

        (e) the legal, financial and technical information provided to Ferring in relation to the due diligence conducted by Ferring prior to execution hereof was to the best knowledge of executive management of Vyteris accurate and substantially complete in relation to Vyteris' ability to carry out its obligation hereunder;

        (f) Vyteris is a corporation organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and legally perform its obligations under this Agreement without any approvals not heretofore obtained or contemplated hereby; and

        (g) when executed and delivered, this Agreement shall constitute the valid and binding obligation of Vyteris, legally enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy or insolvency laws.

Nothing in this Agreement shall be construed as a warranty that Vyteris Patents are valid or enforceable or that their exercise does not infringe any patent rights of third parties.

10.02 Ferring represents and warrants to the best of its belief and knowledge that:

        (a) it shall, at all times, comply in all material respects with all applicable laws, rules and regulations and standards applicable to the marketing, distribution and sale of the Product;

        (b) Ferring is a corporation organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to enter into and legally perform its obligations under this Agreement without any approvals not heretofore obtained or contemplated hereby; and

        (c) when executed and delivered, this Agreement shall constitute the valid and binding obligation of Ferring, legally enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy or insolvency laws.

10.03 Each party ("the Indemnifying Party") shall indemnify and hold harmless the other, its officers, directors, shareholders, employees, successors and assigns ("the Indemnified Party") from any loss, damage or liability, including reasonable attorney's fees: (a) resulting from any claim, complaint, suit, proceeding or cause of action brought by or on behalf of an injured party or a spouse, relative or companion of an injured third party, against any of them, alleging personal or related injury, including death, loss of service or consortium or a similar such claim, due to such personal injury or death, and arising out of the manufacture, use, marketing, labeling, distribution or sale of the Products by the Indemnifying Party or its Affiliates, co-marketeers, co-promoters, distributors and sublicensees; and (b) arising out of or resulting from or in connection with the breach by the Indemnifying Party of any warranty, representation or agreement in this Agreement.

10.04 With respect to any claim for indemnification asserted by either party pursuant to Section 10.03:

        (a) the Indemnifying Party shall not be obliged to provide indemnification if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter in meeting the appropriate degree of proof for such action that the injury was the result of the negligence or willful misconduct of any employee or agent of any of the Indemnified Parties

        (b) the Indemnifying Party shall have no obligation to indemnify the party requesting indemnification unless the Indemnified Party:

                (i) gives the Indemnifying Party prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement;

                (ii) the Indemnifying Party is granted full authority and control over the defense including settlement against such lawsuit or other action; provided, however, that
                        (i) such settlement involves only the payment of monetary damages and no injunctive relief binding on the Indemnified Party, and such monetary damages are paid by the Indemnifying Party, (ii) the Indemnified Party is not required under such settlement to admit any liability, and (iii) the Indemnified Party is released from all further liability with respect to such claim.

                (iii) the Indemnified Party co-operates fully with the Indemnifying Party and its agents in defense of the claims or lawsuit or other action; and.

        (c) the Indemnified Party shall have the right to participate, at its sole cost and expense, in the defense of any such claim, complaint, suit proceeding or cause of action referred to in this paragraph utilizing legal counsel of its choice, provided however that the Indemnifying Party shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which indemnification has been sought under this Section.

11.     ASSIGNMENT

11.01 This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties.

11.02 Neither party may assign and/or encumber this agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign its rights and obligations under this Agreement without the consent of the other party to any: (a) of its respective Affiliates; (b) company with which it may merge or consolidate; (c) company to whom it may transfer substantially all of its assets to which this Agreement relates; or (d) company by which it may be acquired (including in each case any company created as a new vehicle upon any such merger, transfer or acquisition), provided that:

        1. such company undertakes directly to the other original party under this Agreement to be bound by the terms of this Agreement; and

        2. upon such merger, transfer or acquisition, all rights relating to the development, manufacture, marketing and sale of Product (including Patent Rights, Know-How, regulatory filings and licenses and any other intellectual property whatsoever) are also vested in such company.

11.03 Nothing in paragraphs 11.01 or 11.02 shall be deemed to prevent either party from sub-contracting its obligations under this Agreement to any third party. Nor shall anything herein be construed as preventing either from disclosing any Information received from the other party to any such sub-contractor, providing such sub-contractor has undertaken a similar obligation of confidentiality to such contracting party with respect to the Information as that party has undertaken under this Agreement.

12.     INDEPENDENT CONTRACTORS

12.01 The parties are independent contractors under this Agreement and no other relationship is intended, including without limitation to the foregoing generality, partnership, joint venture or agency relationship. Neither party shall act in a manner that expresses or implies a relationship other than of independent contractor with the other party. Except as otherwise expressly provided herein, neither party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for, or in the name of the other party. Nothing in this Agreement shall be deemed to infer any direct relationship between Vyteris and any Affiliate of Ferring.

13.     NOTICES

13.01 All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given (a) on the date delivered, if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery, or (d) three (3) Business Days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a party may change its address for receiving notice by the proper giving of notice hereunder:

        FERRING PHARMACEUTICALS INC            400 Rella Boulevard, Suite 300
                                               Suffern, NY 10901
                                               USA
                                               Attention: President
        with a copy to:

        Ferring International Center SA         Avenue du Rhodanie 60
                                               1007 Lausanne
                                               Switzerland
                                               Attention: General Counsel)

        VYTERIS INC                            13-01 Pollitt Drive
                                               Fair Lawn, NJ 07410
                                               USA
                                               (Attention: Chief Executive
                                               Officer)

        With a copy to:                        Peter H. Ehrenberg, Esq.
                                               Lowenstein Sandler P.C.
                                               65 Livingston Avenue
                                               Roseland, NJ 07068

13.02 Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

14.     ENTIRE AGREEMENT; WAIVER

14.01 This Agreement, entered into as of the Effective Date, constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings (whether in writing or not). No terms or provisions of this Agreement shall be varied or modified in any prior or subsequent statement, conduct or act of either of the parties except by an instrument in writing signed on behalf of each of the parties. The parties may terminate this Agreement by written instruments executed on behalf of both parties and making express reference to this Agreement.

14.02 By an instrument in writing either party may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. Any failure of a party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or a waiver of any right of such party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

15.     SEVERABILITY

15.01 In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect to the full extent permitted by law.

15.02 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

15.03 In the event that the terms and conditions of this Agreement are materially altered as a result of Sections 15.01 or 15.02 above, the parties will renegotiate the terms and conditions of this Agreement to resolve any resulting inequities.

16.     REGISTRATION

16.01 Either party shall have the right at any time to record, register or otherwise notify (collectively, "Register") this Agreement with or to appropriate governmental or regulatory offices after having first given 30 (thirty) days' written notice to the other party of its intention so to do; provided however, that if feasible, such Registration shall be made pursuant to confidentiality protections, if available, and otherwise, except as may be required under law, all financial and other material and sensitive business terms of this Agreement shall be redacted from any copy of this Agreement that is to Registered. The other party shall provide reasonable assistance in effecting such Registration.

17.     GOVERNING LAW

17.01 This Agreement and any and all matters arising directly or indirectly herefrom, including without limtation the execution, validity, construction and effect hereof, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof.

18.     FORCE MAJEURE

18.01 If either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of a Force Majeure, then, upon written notice by the party liable to perform to the other party, the requirements of this Agreement or such of its provisions as may be affected (excluding, however, any obligation to pay money) and to the extent so affected, shall be suspended during the period of such Force Majeure; provided, that the party asserting a Force Majeure shall bear the burden of establishing the existence of the Force Majeure, shall use its best efforts to remove the Force Majeure, shall continue performance with dispatch whenever such causes are removed, and shall notify the other party of the Force Majeure not more than ten (10) calendar days from the time of the event; provided, however, that the party not asserting the Force Majeure shall have the right, upon payment of all sums due and owing under this Agreement, to terminate the Agreement upon written notice to the party asserting the Force Majeure if the Force Majeure continues for more than three months during the period prior to Launch, or more than six months during the period after Launch.

19.     DISPUTE RESOLUTION

19.01 The parties shall attempt to resolve amicably any disputes arising hereunder or in relation to this Agreement, however, should such attempts at resolution fail, the matter shall be adjudicated in accordance with the procedures set out in Appendix C.

20.     EXECUTION IN COUNTERPARTS

20.01 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.


Ferring Pharmaceuticals Inc.               Vyteris Incorporated



/s/ [Signature of Authorized Person]       /s/ [Signature of Authorized Person]
------------------------------------       ------------------------------------
Print name: [Authorized Person]            Print name: [Authorized Person]
Title: President & CEO                     Title: President & CEO
Date: 9/27/04                              Date: 9/27/04


                                                             APPENDIX A

                                 I. RELEVANT PATENTS AND PATENT APPLICATIONS OWNED BY VYTERIS, INC.
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Canada          Iontophoretic Drug       James M. Devine        [2,230,813 / 28 Aug. 1996]     Application pending.
                                Delivery Device Having   Ronald J. Flower
                                High-Efficiency DC-to-DC
                                Conversion Circuit
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             European        Iontophoretic Drug       James M. Devine        [96930652.1 / 28 Aug. 1996]    Application pending.
                Patent Office   Delivery Device Having   Ronald J. Flower
                                High-Efficiency DC-to-DC
                                Conversion Circuit
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Iontophoretic Drug       James M. Devine        6,522,919 / 18 Feb. 2003       Patent granted.
                                Delivery Device Having   Ronald J. Flower
                                High-Efficiency DC-to-DC
                                Conversion Circuit
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Iontophoretic Drug       James M. Devine        6,402,732 / 11 Feb. 2003       Patent granted.
                                Delivery Device Having   Ronald J. Flower
                                High-Efficiency DC-to-DC
                                Conversion Circuit
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Method of Increasing the Kenneth E. Garde       6,385,488 / 07 May 2002        Patent granted.
                                Reliability of           Ronald J. Flower
                                Iontophoresis System     Steven D. Walter
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Germany         Method of Increasing the Kenneth E. Garde       [10025027.0 / 20 May 2000]     Application pending.
                                Reliability of           Ronald J. Flower
                                Iontophoresis System     Steven D. Walter
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             France          Method of Increasing the Kenneth E. Garde       [0006312 / 17 May 2000]        Application pending.
                                Reliability of           Ronald J. Flower
                                Iontophoresis System     Steven D. Walter
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             France          Method of Increasing the Kenneth E. Garde       [0013645 / 17 May 2000]        Application pending.
                                Reliability of           Ronald J. Flower
                                Iontophoresis System     Steven D. Walter
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             France          Method of Increasing the Kenneth E. Garde       [0013639 / 17 May 2000]        Application pending.
                                Reliability of           Ronald J. Flower
                                Iontophoresis System     Steven D. Walter
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Japan           Method of Increasing the Kenneth E. Garde       [2000-147822 / 19 May 2000]    Application pending.
                                Reliability of           Ronald J. Flower
                                Iontophoresis System     Steven D. Walter
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Iontophoretic Drug       Bruce M. Eliash        6,377,847 / 23 Apr. 2002       Patent granted.
                                Delivery Device and      Vilambi Reddy
                                Reservoir and Method of  Preston Keusch
                                Making Same
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Canada          Iontophoretic Drug       Bruce M. Eliash        [2,364,414 / 06 Dec. 2001]     Application pending.
                                Delivery Device and      Vilambi Reddy
                                Reservoir and Method of  Preston Keusch
                                Making Same
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             European        Iontophoretic Drug       Bruce M. Eliash        [00942763.4 / 09 June 2000]    Application pending.
                Patent Office   Delivery Device and      Vilambi Reddy
                                Reservoir and Method of  Preston Keusch
                                Making Same
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Japan           Iontophoretic Drug       Bruce M. Eliash        [2001-501303 / 09 June 2000]   Application pending.
                                Delivery Device and      Vilambi Reddy
                                Reservoir and Method of  Preston Keusch
                                Making Same
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Shelf Storage Stable     Bruce M. Eliash        6,629,968 / 07 Oct. 2003       Patent granted.
                                Iontophoresis            Kevin J. Carey
                                Reservoir-Electrode and  Vilambi Reddy
                                Iontophoretic System     Preston Keusch
                                Incorporating the        Uday K. Jain
                                Reservoir-Electrode      Vitaly Falevich
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Canada          Shelf Storage Stable     Bruce M. Eliash        [2,413,624 / 29 June 2001]     Application pending.
                                Iontophoresis            Kevin J. Carey
                                Reservoir-Electrode and  Vilambi Reddy
                                Iontophoretic System     Preston Keusch
                                Incorporating the        Uday K. Jain
                                Reservoir-Electrode      Vitaly Falevich
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             European        Shelf Storage Stable     Bruce M. Eliash        [01952340.6 / 29 June 2001]    Application pending.
                Patent Office   Iontophoresis            Kevin J. Carey
                                Reservoir-Electrode and  Vilambi Reddy
                                Iontophoretic System     Preston Keusch
                                Incorporating the        Uday K. Jain
                                Reservoir-Electrode      Vitaly Falevich
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Japan           Shelf Storage Stable     Bruce M. Eliash        [2002-506803 / 29 June 2001]   Application pending.
                                Iontophoresis            Kevin J. Carey
                                Reservoir-Electrode and  Vilambi Reddy
                                Iontophoretic System     Preston Keusch
                                Incorporating the        Uday K. Jain
                                Reservoir-Electrode      Vitaly Falevich
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Shelf Storage Stable     Bruce M. Eliash        6,635,045 / 21 Oct. 2003       Patent granted.
                                Iontophoresis            Kevin J. Carey
                                Reservoir-Electrode and  Vilambi Reddy
                                Iontophoretic System     Preston Keusch
                                Incorporating the        Uday K. Jain
                                Reservoir-Electrode      Vitaly Falevich
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Iontophoresis System     Burton H. Sage         5,246,418 / 21 Sep. 1993       Patent granted.
                                Having Features for      John L. Haynes
                                Reducing Skin Irritation
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Germany         Iontophoresis System     Burton H. Sage         P69225387.4 / 06 May 1998      Granted European
                                Having Features for      John L. Haynes                                        patent registered
                                Reducing Skin Irritation                                                       in Germany. European
                                                                                                               patent wasopposed and
                                                                                                               revoked. Revocation
                                                                                                               currently on appeal.
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             France          Iontophoresis System     Burton H. Sage         0 547 482 / 06 May 1998        European patent
                                Having Features for      John L. Haynes                                        registered in France.
                                Reducing Skin Irritation                                                       European patent was
                                                                                                               opposed and revoked.
                                                                                                               Revocation currently
                                                                                                               on appeal.
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United Kingdom  Iontophoresis System     Burton H. Sage         0 547 482 / 06 May 1998        European patent
                                Having Features for      John L. Haynes                                        registered in United
                                Reducing Skin Irritation                                                       Kingdom. European
                                                                                                               patent was opposed
                                                                                                               and revoked.
                                                                                                               Revocation currently
                                                                                                               on appeal.
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Italy           Iontophoresis System     Burton H. Sage         0 547 482 / 06 May 1998        European patent
                                Having Features for      John L. Haynes                                        registered in Italy.
                                Reducing Skin Irritation                                                       European patent was
                                                                                                               opposed and revoked.
                                                                                                               Revocation currently
                                                                                                               on appeal.
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Japan           Iontophoresis System     Burton H. Sage         2,026,059 / 26 Feb. 1996       Patent granted.
                                Having Features for      John L. Haynes
                                Reducing Skin Irritation
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Locking and Disfiguring  Ronald J. Flower       5,873,850 / 23 Feb. 1999       Patent granted.
                                Mechanism for an         C. Huck
                                Iontophoretic System
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------


                                II. RELEVANT PATENT AND PATENT APPLICATIONS LICENSED TO VYTERIS, INC.

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Medicament-Loaded        Michael I. Bernhard    6,496,727 / 17 Dec. 2002       Patent granted.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Australia       Medicament-Loaded        Michael I. Bernhard    [2001275019 / 02 Dec. 2002]    Application pending.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Brazil          Medicament-Loaded        Michael I. Bernhard    [PI 0111367-4 / 02 Dec. 2002]  Application pending.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Canada          Medicament-Loaded        Michael I. Bernhard    [2,410,675 / 30 May 2001]      Application pending.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Peoples         Medicament-Loaded        Michael I. Bernhard    [Unknown / 30 Dec. 2002]       Application pending.
                Republic of     Transdermal Reservoir    Ralph Ewall
                China           and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             European        Medicament-Loaded        Michael I. Bernhard    [01941685.8 / 10 Dec. 2002]    Application pending.
                Patent Office   Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             India           Medicament-Loaded        Michael I. Bernhard    [IN/PCT/2002/01582 / 26 Dec.   Application pending.
                                Transdermal Reservoir    Ralph Ewall            2002]
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Japan           Medicament-Loaded        Michael I. Bernhard    [2001-587859 / 30 May 2001]    Application pending.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Mexico          Medicament-Loaded        Michael I. Bernhard    [PA/a/2002/011849 / 29 Nov.    Application pending.
                                Transdermal Reservoir    Ralph Ewall            2002]
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------

--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
KIRKPATRICK &   COUNTRY OR      TITLE                    INVENTOR(S)            [SERIAL NO./FILING DATE]       STATUS
LOCKHART FILE   REGION                                                          PATENT NO./ISSUE DATE
NUMBER
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             Singapore       Medicament-Loaded        Michael I. Bernhard    [200207296-5 / 11 Dec. 2002]   Application pending.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------
[*]             United States   Medicament-Loaded        Michael I. Bernhard    [10/274,533 / 18 Oct. 2002]    Application pending.
                                Transdermal Reservoir    Ralph Ewall
                                and Method for its       C. Karl
                                Formation                Preston Keusch
                                                         Gary B. Kupperblatt
                                                         D. O'Grady
--------------- --------------- ------------------------ ---------------------- ------------------------------ ---------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                APPENDIX B PROPOSED DEVELOPMENT PLAN
-----------------------------------------------------------------------------------------------------------------------------------
ID         TASK NAME                                                DURATION
---------- -------------------------------------------------------- ---------------------------------------------------------------
1          Advisory Board Meeting                                   [*]
---------- --------------------------------------------------------
2          Prepare Briefing Book & Submit                           [*]
---------- --------------------------------------------------------
3          Send Type B Request/FDA                                  [*]
---------- --------------------------------------------------------
4          Supplies for Tox                                         [*]
---------- --------------------------------------------------------
5          12 Hour Pre-Clin Patch Develop.                          [*]
---------- --------------------------------------------------------
6          Clinical Supplies Phase I                                [*]
---------- --------------------------------------------------------
7          Pre IND Meeting                                          [*]
---------- --------------------------------------------------------
8          Toxicology                                               [*]
---------- --------------------------------------------------------
9          IND Filing                                               [*]
---------- --------------------------------------------------------
10         Phase I                                                  [*]
---------- --------------------------------------------------------
11         12 hr Clin. Patch Development                            [*]
---------- --------------------------------------------------------
12         Commercial Patch Devel./Phase III                        [*]
---------- --------------------------------------------------------
13         12 hr patch tox for Phase II                             [*]
---------- --------------------------------------------------------
14         Human PK with 12 hr                                      [*]
---------- --------------------------------------------------------
15         Clin. Supplies Phase II 12 hr Patch                      [*]
---------- --------------------------------------------------------
16         Phase II                                                 [*]
---------- --------------------------------------------------------
17         Final Commercial Patch Devel.                            [*]
---------- --------------------------------------------------------
18         Clinical Supplies for Phase III                          [*]
---------- --------------------------------------------------------
19         Phase III                                                [*]
---------- --------------------------------------------------------
20         Product Stability for NDA                                [*]
---------- --------------------------------------------------------
21         NDA Preparation                                          [*]
---------- --------------------------------------------------------
22         NDA Filed                                                [*]
---------- --------------------------------------------------------
23         PDUFA                                                    [*]
---------- --------------------------------------------------------
24         NDA Approval                                             [*]
---------- -------------------------------------------------------- ---------------------------------------------------------------

                                   APPENDIX C
                          DISPUTE RESOLUTION PROCEDURES

The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement that relates to either party's rights and/or obligations under the Agreement. The parties further agree that prior to initiating Alternative Dispute Resolution ("ADR") procedure for the resolution of such a dispute, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations through the Liaison Team, or in the event that resolution proves unsuccessful within 28 days, the matter shall be referred to the parties' respective Chief Executive Officers

If the matter has not been resolved within 28 (twenty-eight) days of the reference to the Chief Executive Officer of the notice of dispute, or if the parties fail to meet within such 28 (twenty-eight) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within 14 (fourteen) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within 21 (twenty-one) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

        (a)     the CPR shall submit to the parties a list of not less than 5
                (five) candidates within 14 (fourteen) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or Affiliates.

        (b) such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

        (c) each party shall number the candidates in order of preference (with the number 1 (one) signifying the greatest preference) and shall deliver the list to the CPR within 7 (seven) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

        (d) if the parties collectively have identified fewer than 3 (three) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collective have indicated the greatest preference. If a tie should result between 2 (two) candidates, the CPR may designate either candidate. If the parties collectively have identified 3 (three) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than 5 (five) candidates, in which case the procedures set forth in sub-paragraphs 2(a) - 2(d) shall be repeated.

3. No earlier than 28 (twenty-eight) days or later than 56 (fifty-six) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location within New York or New Jersey agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location in the United States other than the principal place of business of either party or any of their subsidiaries or Affiliates. Each party to the proceeding shall be entitled to make 1 (one) written list of document requests to the other party, subject to the right of the neutral to rule on any objection to such request, which shall not be subject to appeal.

4. At least 7 (seven) days prior to the hearing, each party shall submit the following to the other party and the neutral:-

        (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

        (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

        (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed 1 (one) page per issue;

        (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed 25 (twenty five) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5. The hearing shall be conducted on 2 (two) consecutive days and shall be governed by the following rules:

        (a) Each party shall be entitled to 5 (five) hours of hearing time to present its case. The neutral shall determine whether each party has had the 5 (five) hours to which it is entitled.

        (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

        (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceeding the same sequence.

        (d) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within 7 (seven) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed 25 (twenty five) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within 14 (fourteen) days following completion of the hearing. The neutral shall issue a written opinion concisely explaining the basis of its rulings.

8. The neutral shall be paid a reasonable fee plus reasonable expenses. The parties shall each pay fifty percent (50%) of the neutral fees plus reasonable expenses, and any expenses of a court reporter and a hearing room. Each party shall be solely responsible for its own legal expenses and costs, including expert witness fees and expenses.

9. The rulings of the neutral arbitrator shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosures of Confidential Information or other procedural abuses by a party during the course of the ADR proceeding.

                                   APPENDIX D
                          DEVELOPMENT COST METHODOLOGY

Costing Methodology:

Costs to be included in Vyteris' development budget pursuant to Section 2.04, shall consist of:

        o       Personnel according to the following schedule:

                [*]

        o       Materials used in the Development Plan
        o Costs of third parties engaged by Vyteris to support implementation of the Development Plan

The hourly costs of Vyteris employees will be charged for each hour that the employees work on the Development Plan, as evidenced by time sheets, and are meant to capture the costs of salary, benefits and bonuses of those employees, allocations of departmental management and support staff not directly involved in the Development Plan, reasonable and customary allocations of overhead costs including but not limited to occupancy costs, utilities, waste removal, cleaning services, insurance, equipment maintenance and calibration, laboratory supplies, communications costs, depreciation of lab equipment, depreciation of building systems, depreciation of communication and computer equipment, safety programs and employee training, etc.

                                   APPENDIX E
                             PATCH SPECIFICATION [*]

                          Product Features/Specs - [*]
           -----------------------------------------------------------

Time patch is worn:...........................................[*]

Delivery profile:.............................................[*]

Type of patch:................................................[*]

Size of active gel area:......................................[*]

Total size of patch:..........................................[*]

Current density:..............................................[*]

Controller:...................................................[*]

Batteries (replaceable):......................................[*]

Patch Load:...................................................[*]

Drug loading constraints (if any):............................[*]


                     PRODUCT FEATURES/SPECS - FINAL SYSTEM
           -----------------------------------------------------------

Time patch is worn:...........................................[*]

Delivery profile:.............................................[*]

Type of patch:................................................[*]

Size of active gel area:......................................[*]

Total size of patch...........................................[*]

Current density:..............................................[*]

Ratio of patches/controller:..................................[*]


Controller indictors needed:..................................[*]

Batteries (replaceable):......................................[*]

Drug loading constraints (if any):............................[*]


Number of current profiles:...................................[*]

Target shelf-life:............................................[*]

Storage:......................................................[*]

Patch Operating temperature:..................................[*]

                                   APPENDIX F
                        PATENT REGISTRATION COUNTRY LIST
                                       [*]

                                   APPENDIX G

                               Knowledge Exchange

The following is a Plan for the exchange of information and knowledge from Vyteris to Ferring as it pertains to the [*] program.

-------------------------------- ---------------------------------------------- ---------------------------------
Date/Timing                      Data to be exchange                            Forum
-------------------------------- ---------------------------------------------- ---------------------------------
Within 60 days of signing deal   [*]                                            [*]



-------------------------------- ---------------------------------------------- ---------------------------------
Every 6 months (the 1st one to   [*]                                            [*]
be 6 months after the initial
knowledge exchange)



-------------------------------- ---------------------------------------------- ---------------------------------
As requested, but no more than   [*]                                            [*]
every 4 months




-------------------------------- ---------------------------------------------- ---------------------------------
Once per year                    [*]                                            [*]



-------------------------------- ---------------------------------------------- ---------------------------------
Once per year                    [*]                                            [*]



-------------------------------- ---------------------------------------------- ---------------------------------
Once per year                    [*]                                            [*]
-------------------------------- ---------------------------------------------- ---------------------------------



                                 [*]                                            [*]
-------------------------------- ---------------------------------------------- ---------------------------------

                                   APPENDIX H

                            LIST OF SECURITY HOLDERS